EX-28.i.1

Law Office

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
(215) 564-8000

Direct Dial:  (215) 564-8048
December 22, 2017

Board of Directors
DFA Investment Dimensions Group Inc.
6300 Bee Cave Road, Building One
Austin, TX 78746

Ladies and Gentlemen:

We have examined the Articles of Incorporation, as amended, restated and supplemented ("Articles"), of DFA Investment Dimensions Group Inc. (the "Fund"), a corporation organized under Maryland law, the Fund's by-laws, and the records of the various pertinent corporate proceedings we deem material.  We also have examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.
The Fund is authorized to issue an aggregate of Two Hundred and Sixty Billion (260,000,000,000) shares of common stock, of a par value of $0.01 per share and an aggregate par value of Two Billion, Six Hundred Million Dollars ($2,600,000,000), and currently is authorized to issue the following shares of the following series: U.S. Micro Cap Portfolio; Japanese Small Company Portfolio; United Kingdom Small Company Portfolio; DFA Short-Term Government Portfolio; Continental Small Company Portfolio; DFA Intermediate Government Fixed Income Portfolio; DFA Five-Year Global Fixed Income Portfolio; Large Cap International Portfolio; Asia Pacific Small Company Portfolio; U.S. Small Cap Portfolio; DFA Real Estate Securities Portfolio; U.S. Large Cap Value Portfolio; U.S. Small Cap Value Portfolio; LWAS/DFA International High Book to Market Portfolio; DFA One-Year Fixed Income Portfolio; Emerging Markets Portfolio; VA U.S. Large Value Portfolio; VA Global Bond Portfolio; DFA International Small Cap Value Portfolio; VA U.S. Targeted Value Portfolio; VA International Value Portfolio; VA International Small Portfolio; VA Short-Term Fixed Portfolio; DFA Two-Year Global Fixed Income Portfolio; Enhanced U.S. Large Company Portfolio; International Small Company Portfolio; Emerging Markets Small Cap Portfolio; U.S. Targeted Value Portfolio; Emerging Markets Value Portfolio; Tax-Managed U.S. Targeted Value Portfolio; Tax-Managed U.S. Small Cap Portfolio; Tax-Managed U.S. Marketwide Value Portfolio; Tax-Managed DFA International Value Portfolio; Tax-Managed U.S. Equity Portfolio; DFA Short-Term Municipal Bond Portfolio; Emerging Markets Core Equity Portfolio; U.S. Core Equity 1 Portfolio; U.S. Core Equity 2 Portfolio; U.S. Vector Equity Portfolio; International Core Equity Portfolio; Emerging Markets Social Core Equity Portfolio; DFA Inflation-Protected Securities Portfolio; DFA International Real Estate Securities Portfolio; DFA California Short-Term Municipal Bond Portfolio; T.A. U.S. Core Equity 2 Portfolio; CSTG&E U.S. Social Core Equity 2 Portfolio; CSTG&E International Social Core Equity Portfolio; U.S. Social Core Equity 2 Portfolio; U.S. Sustainability Core 1 Portfolio; International Sustainability Core 1 Portfolio; DFA Selectively Hedged Global Fixed Income Portfolio; T.A. World ex U.S. Core Equity Portfolio; DFA Global Real Estate Securities Portfolio; International Vector Equity Portfolio; DFA Short-Term Extended Quality Portfolio; DFA Intermediate-Term Extended Quality Portfolio; DFA VA Global Moderate

DFA Investment Dimensions Group Inc.
December 22, 2017

Allocation Portfolio; World ex U.S. Value Portfolio; DFA Commodity Strategy Portfolio; DFA California Intermediate-Term Municipal Bond Portfolio; DFA Investment Grade Portfolio; Selectively Hedged Global Equity Portfolio; DFA Intermediate-Term Municipal Bond Portfolio; DFA World ex U.S. Government Fixed Income Portfolio; World ex U.S. Targeted Value Portfolio; World ex U.S. Core Equity Portfolio; International Social Core Equity Portfolio; U.S. Large Cap Growth Portfolio; U.S. Small Cap Growth Portfolio; International Large Cap Growth Portfolio; International Small Cap Growth Portfolio; U.S. Large Cap Equity Portfolio; DFA Short-Duration Real Return Portfolio; DFA LTIP Portfolio; DFA Municipal Bond Portfolio; DFA Municipal Real Return Portfolio; World Core Equity Portfolio; DFA NY Municipal Bond Portfolio; DFA Targeted Credit Portfolio; VIT Inflation-Protected Securities Portfolio; Dimensional Retirement Income Fund; Dimensional 2005 Target Date Retirement Income Fund; Dimensional 2010 Target Date Retirement Income Fund; Dimensional 2015 Target Date Retirement Income Fund; Dimensional 2020 Target Date Retirement Income Fund; Dimensional 2025 Target Date Retirement Income Fund; Dimensional 2030 Target Date Retirement Income Fund; Dimensional 2035 Target Date Retirement Income Fund; Dimensional 2040 Target Date Retirement Income Fund; Dimensional 2045 Target Date Retirement Income Fund; Dimensional 2050 Target Date Retirement Income Fund; Dimensional 2055 Target Date Retirement Income Fund; Dimensional 2060 Target Date Retirement Income Fund; DFA Social Fixed Income Portfolio; DFA Diversified Fixed Income Portfolio; Global Small Company Portfolio; U.S. High Relative Profitability Portfolio; International High Relative Profitability Portfolio; VA Equity Allocation Portfolio; DFA MN Municipal Bond Portfolio; DFA California Municipal Real Return Portfolio; and DFA Global Core Plus Fixed Income Portfolio.
U.S. Targeted Value Portfolio, Emerging Markets Value Portfolio and DFA VA Global Moderate Allocation Portfolio are further divided into and offer the following classes of shares:  U.S. Targeted Value Portfolio - Institutional Class; U.S. Targeted Value Portfolio - Class R1; U.S. Targeted Value Portfolio - Class R2; Emerging Markets Value Portfolio - Institutional Class; Emerging Markets Value Portfolio - Class R2; DFA VA Global Moderate Allocation Portfolio – Institutional Class; and DFA VA Global Moderate Allocation Portfolio – Class L10.  The Articles also empower the Board of Directors of the Fund to designate additional series or classes and allocate shares to such series or classes.
The Fund has filed, with the U.S. Securities and Exchange Commission, a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act.  You further have advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.
You also have informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.
Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund, when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule

DFA Investment Dimensions Group Inc.
December 22, 2017

24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.
We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, Registration Statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Registration Statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.
Very truly yours, STRADLEY, RONON, STEVENS & YOUNG, LLP By:/s/ Jana L. Cresswell Jana L. Cresswell, a Partner